UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Rexahn Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Rexahn Pharmaceuticals recently announced a Special Meeting of Shareholders taking place on August 30th, 2018 to vote on a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share, from 50,000,000 to 75,000,000 to provide the company with flexibility to raise additional capital when needed to fund Rexahn’s ongoing clinical development programs to key value inflection points.

Both of the leading independent proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis, recommend that our shareholders vote for this proposal stating that the size of the proposed increase is reasonable and that neither firm has concerns with our past use of shares.

Enclosed you will find a mid-year update letter from our chief executive officer, Peter D. Suzdak, Ph.D. which provides a review of recent progress and our clinical plans.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitor Alliance Advisors toll-free at 844-670-2142.

Sincerely,

[s] Douglas J. Swirsky

Douglas J. Swirsky
President and Chief Financial Officer

Where to Find Additional Information: The Company filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on July 23, 2018 in connection with the Special Meeting (such proxy statement and any supplements or amendments thereto, the “Special Meeting Proxy Materials”). The Special Meeting Proxy Materials contain important information about the Special Meeting. Shareholders are urged to read the Special Meeting Proxy Materials carefully. Shareholders are able to obtain free copies of the Special Meeting Proxy Materials and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and at http://investors.rexahn.com/ financial-information/sec-filings.

Participants in the Solicitation: The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock. Information about the Company’s directors and executive officers, including a description of their interests, by security holdings or otherwise, is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, its annual proxy statement filed with the SEC on April 23, 2018 and the Special Meeting Proxy Materials.